Exhibits 23.2
                             Consent of Accountants

INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Registration Statement on Form S-11, by Intervest Corporation of New York of our report dated February 2, 1999 on the financial statements and schedule IV of Intervest Corporation of New York as of December 31, 1998 and 1997 and for each of the years in the three-year period ended December 31, 1998 and to the reference to our firm, appearing under the heading "Experts" in the Prospectus.



/s/Richard A. Eisner & Company, LLP

New York, New York
May 7, 1999